EX-28.d.3.t.ii

AMENDMENT TO THE

SUBADVISORY AGREEMENT

This Amendment (“Amendment”) to the Subadvisory Agreement dated July 13, 2018, as amended (the “Agreement”) is entered into as of the 12th day of March, 2020, by and between Nationwide Variable Insurance Trust, (“Trust”), Nationwide Funds Advisors (“Adviser”) and Mellon Investments Corporation, formerly known as BNY Mellon Asset Management North America Corporation (“Subadvisor”). Any term not defined in this Amendment shall have the meaning ascribed to it in the Agreement.

In consideration of the mutual promises and covenants between the parties, Trust, Adviser, and Subadvisor hereby agree to amend the Agreement as follows:

1.

As of January 31, 2018, Mellon Capital Management Corporation changed its corporate name to BNY Mellon Asset Management North America Corporation and on January 2, 2019, BNY Mellon Asset Management North America Corporation changed its corporate name to Mellon Investments Corporation. The parties acknowledge and agree that all references in the Agreement to “Subadvisor” and “BNY Mellon Asset Management North America Corporation” shall be deemed references to Mellon Investments Corporation.

2.	Exhibit A of the Agreement is deleted in its entirety and replaced with the Exhibit Aattached hereto.

3.	Trust, Adviser and Subadvisor each acknowledges that all of its respective representations, warranties and covenants contained in the Agreement are true and correct as of the date hereof.

4.

Except as modified herein, the terms and conditions of the Agreement remain unchanged and in full force and effect. Any capitalized term not specifically defined herein shall have the meaning ascribed to it in the Agreement.

This Amendment, the Agreement and the attachments to the Agreement constitute the entire agreement between the parties and supersede all prior agreements and understandings between them relating to the subject matter hereof. No modification of the Agreement or this Amendment shall be binding on either party unless it is in writing and signed on behalf of each party by a duly authorized representative. This Amendment may be executed in counterparts, including via facsimile, all of which taken together shall constitute a single instrument.

IN WITNESS WHEREOF, Trust, Adviser, and Subadvisor have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year written above.

Nationwide Variable Insurance Trust (Trust)	Mellon Investments Corporation (Subadvisor)

By: /s/ Christopher Graham	By: /s/ Alex Over
Name: Christopher Graham	Name: Alex Over
Title: CIO	Title: Executive Vice President

Nationwide Fund Advisors (Advisor)

By: /s/ Christopher Graham
Name: Christopher Graham
Title: CIO

EXHIBIT A

SUBADVISORY AGREEMENT

AMONG

NATIONWIDE VARIABLE INSURANCE TRUST,

NATIONWIDE FUND ADVISORS

AND MELLON INVESTMENTS CORPORATION (f/k/a BNY MELLON ASSET

MANAGEMENT NORTH AMERICA CORPORATION)

Effective July 13, 2018

Amended March 12, 2020*

Funds of the Trust	Subadvisory Fees
NVIT Dynamic U.S. Growth Fund	0.23% on Aggregate Subadviser Assets† of up to $500 million;

0.19% on Aggregate Subadviser Assets† of $500 million and more but less than $1 billion;

0.165% on Aggregate Subadviser Assets† of $1billion and more but less than $5 billion; and

0.15% on Aggregate Subadviser Assets† of $5 billion and more.

NVIT Mellon Dynamic U.S. Equity Income Fund (formerly, American Century NVIT Multi Cap Value Fund)	0.25% on all Subadviser Assets

*	As approved at the Board of Trustees Meeting held on March 10-11, 2020.
†

The term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the NVIT Dynamic U.S. Growth Fund together with the Subadviser Assets (as defined in a Subadvisory Agreement among Nationwide Mutual Funds, Nationwide Fund Advisors and Mellon Investments Corporation, dated July 13, 2018, as amended August 5, 2019) of the Nationwide Mellon Dynamic U.S. Core Fund (formerly, Nationwide Dynamic U.S. Growth Fund), a series of Nationwide Mutual Funds.

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IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Christopher Graham

Name:	Christopher Graham
Title:	CIO

ADVISER
NATIONWIDE FUND ADVISORS

By:	/s/ Christopher Graham

Name:	Christopher Graham
Title:	CIO

SUBADVISER
MELLON INVESTMENTS CORPORATION

By:	/s/ Alex Over

Name:	Alex Over
Title:	Executive Vice President